UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 14, 2011, inContact, Inc., entered into a Master Reseller Agreement with Siemens Enterprise Communications, Inc. (“Siemens”), whereby Siemens became a world-wide distributor/reseller of inContact’s portfolio of hosted solutions. The original term of the agreement was between June 14, 2011 and December 13, 2013. Siemens agreed to the following minimum purchase commitments during the term of the Agreement:

•	$5,000,000 in net software revenue for calendar year 2012 with quarterly milestones of 15% for Quarter 1, 20% for Quarter 2, 25% for Quarter 3 and 40% for Quarter 4.

•	$10,000,000 in net software revenue for calendar year 2013 with quarterly milestones of 15% for Quarter 1, 20% for Quarter 2, 25% for Quarter 3 and 40% for Quarter 4.

On February 13, 2013, we reached an agreement with Siemens to modify the terms of the Master Reseller Agreement as follows:

•	Minimum commitment obligations of Siemens are now as follows:

•	$4,500,000 in net software revenue for calendar year 2012 with quarterly milestones of $750,000 for Quarter 1, $1,000,000 for Quarter 2, $1,250,000 for Quarter 3 and $1,500,000 for Quarter 4;

•	$7,000,000 in net software revenue for calendar year 2013 with quarterly milestones of $1,750,000 each quarter;

•	$3,500,000 in net software revenue for the six months ended June 30, 2014, with quarterly milestones of $1,750,000 for the quarters ending March 31, 2014 and June 30, 2014; and

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$1,500,000 in net software for the month of July 2014, which may be credited up to $1,000,000 for direct sales expenditures made by Siemens to promote our services during the period of January 1, 2013 to March 31, 2014.

•

Siemens’ exclusive right to sell the inContact services in Europe (including Russia), Middle East, and Africa is now non-exclusive, and sales in these markets by other resellers will go toward satisfying Siemens’ minimum commitment obligation.

•	Siemens may make payments under the Master Reseller Agreement with shares of inContact common stock sold to Enterprise Networks Holdings, Inc. (“ENH”), the parent company of Siemens, in June 2011.

•

At February 13, 2013, the total owed to inContact on outstanding invoices was $2,730,898, and Siemens is making payment of that amount by arranging for transfer and delivery to inContact of 492,053 shares of common stock held by ENH.

•	For the remainder of 2013 Siemens may pay the full amount of each invoice with shares of inContact common stock.

•	For 2014 Siemens may use shares of common stock to pay only that portion of the invoice that is the shortfall between the minimum commitment obligation and actual software revenue.

•

The price for inContact common stock for purposes of exchange to pay invoices issued to Siemens is 91% of volume weighted average sales price for the five consecutive trading days commencing on a fixed date prior to the invoice payment date.

•

After May 15, 2013, if ENH otherwise sells any of inContact’s common stock, the number of common shares that can be used to pay invoices is reduced one for one, and cash must be used to cover that portion of the invoice not paid in with shares.

•	The initial term of the Master Reseller Agreement is extended into 2014, and thereafter it is automatically renewed annually, subject to the right of either party to terminate with advance notice.

At the same time we entered into the foregoing amendment with Siemens, we reached an agreement with ENH not to sell any shares of our common stock originally acquired in June 2011 until after May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: February 14, 2013	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer

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